UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

September 14, 2012 (September 10, 2012)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425);

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12);

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b));

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01     OTHER ITEMS

            On Monday, September 10, 2012, HPIL Holding (the “Company”) organized six new subsidiary companies.  Each of these subsidiary companies is wholly (100%) owned by the Company. The names of the new subsidiary companies were HPIL HEALTHCARE INC., HPIL ENERGYTECH INC., HPIL WORLDFOOD INC., HPIL REAL ESTATE INC., HPIL GLOBALCOM INC. and HPIL ART&CULTURE INC.   These companies have been organized to satisfy the various growth strategies of the Company.

HPIL HEALTHCARE INC. has been organized to facilitate investments in the health care sector.  HPIL ENERGYTECH INC. has been organized to facilitate investments in the energy sector. HPIL WORLDFOOD INC. has been organized to facilitate investments in the food sector.  HPIL REAL ESTATE INC.. has been organized to facilitate  investments in the real estate sector.  HPIL GLOBALCOM INC. has been organized to facilitate investments in the communication sector and HPIL ART&CULTURE INC. has been organized to facilitate investments in the art and culture sector.

Such investments may be made in the United States and worldwide.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: September 14, 2012	By: /s/ Nitin Amersey Nitin Amersey Director, Chief Executive Officer, Corporate Secretary and Treasurer